Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2016, relating to the financial statements and financial highlights which appear in the October 31, 2016 Annual Reports to Shareholders of iShares 0-5 Year High Yield Corporate Bond ETF, iShares 0-5 Year Investment Grade Corporate Bond ETF, iShares 0-5 Year TIPS Bond ETF, iShares 1-3 Year International Treasury Bond ETF, iShares Aaa - A Rated Corporate Bond ETF, iShares CMBS ETF, iShares Convertible Bond ETF, iShares Core 1-5 Year USD Bond ETF, iShares Core International Aggregate Bond ETF, iShares Core Total USD Bond Market ETF, iShares Currency Hedged International High Yield Bond ETF, iShares Fallen Angels USD Bond ETF, iShares Floating Rate Bond ETF, iShares GNMA Bond ETF, iShares iBonds Dec 2017 Term Corporate ETF, iShares iBonds Dec 2018 Term Corporate ETF, iShares iBonds Dec 2019 Term Corporate ETF, iShares iBonds Dec 2020 Term Corporate ETF, iShares iBonds Dec 2021 Term Corporate ETF, iShares iBonds Dec 2021 Term Muni Bond ETF, iShares iBonds Dec 2022 Term Corporate ETF, iShares iBonds Dec 2022 Term Muni Bond ETF, iShares iBonds Dec 2023 Term Corporate ETF, iShares iBonds Dec 2024 Term Corporate ETF, iShares iBonds Dec 2025 Term Corporate ETF, iShares iBonds Dec 2026 Term Corporate ETF, iShares iBonds Mar 2018 Term Corporate ETF, iShares iBonds Mar 2018 Term Corporate ex-Financials ETF, iShares iBonds Mar 2020 Term Corporate ETF, iShares iBonds Mar 2020 Term Corporate ex-Financials ETF, iShares iBonds Mar 2023 Term Corporate ETF, iShares iBonds Mar 2023 Term Corporate ex-Financials ETF, iShares iBoxx $ High Yield ex Oil & Gas Corporate Bond ETF , iShares International Treasury Bond ETF, iShares J.P. Morgan USD Emerging Markets Bond ETF, iShares TIPS Bond ETF, iShares Treasury Floating Rate Bond ETF, iShares U.S. Treasury Bond ETF and iShares Yield Optimized Bond ETF, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Francisco, California
February 24, 2017